CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 22, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

Dubuque, Iowa, October 22, 2015 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on December 4, 2015, to stockholders of record at the close of business on November 20, 2015. At September 30, 2015, there were 20,637,321 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $6.7 billion diversified financial services company providing banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 89 banking locations serving 66 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri and Texas, with mortgage loan production offices in California, Nevada and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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